UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.)

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☒ Definitive Proxy Statement

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TAYLOR DEVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

TAYLOR DEVICES, INC.

90 TAYLOR DRIVE

NORTH TONAWANDA, NEW YORK 14120

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF TAYLOR DEVICES, INC.

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Shareholders (the "Annual Meeting") of TAYLOR DEVICES, INC. (the "Company") will be held in person at the Hyatt Place Buffalo/Amherst, 5020 Main Street, Amherst, New York, 14226 on October 16, 2026, at 11:00 a.m., Eastern Time.  There will also be a live webcast of the Annual Meeting available on the Company's website at www.taylordevices.com/annual-shareholders-meeting/. The webcast is being made available only for informational purposes. The Annual Meeting is being held in person, and accessing the webcast will neither count as attendance for purposes of meeting quorum requirements nor enable a shareholder to vote. Our shareholders of record at the close of business on August 17, 2026, the record date for the Annual Meeting, may vote at the meeting by attending in person or following the instructions in the Company's proxy materials.  Shareholders who do not attend in person are encouraged to vote by proxy. At the Annual Meeting, shareholders will act on the following items:

1. To elect one Class 2 director of the Company to serve a three-year term to expire in 2029, or until the election and qualification of his successor. [Timothy J. Sopko]

2.    To ratify the appointment of Lumsden & McCormick, LLP as the independent registered public accounting firm of the Company for the fiscal year ending May 31, 2027.

3.   To conduct an advisory, non-binding shareholder vote on the compensation of the Company's named executive officers.

4. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The Board of Directors has fixed the close of business on August 17, 2026, as the record date for determining which shareholders shall be entitled to notice of and to vote at the Annual Meeting.  SHAREHOLDERS MAY ATTEND THE MEETING BY PROXY.  SHAREHOLDERS ARE REQUESTED TO PROMPTLY SUBMIT THEIR VOTE BY INTERNET, BY TELEPHONE OR BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD.  THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

BY ORDER OF THE BOARD OF DIRECTORS
DATED:	September 4, 2026	Mark V. McDonough
	North Tonawanda, New York	Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

The Proxy Statement and the 2026 Annual Report to shareholders are available at www.taylordevices.com/investors.

[THIS PAGE INTENTIONALLY LEFT BLANK]

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF SHAREHOLDERS

OF

TAYLOR DEVICES, INC.

90 TAYLOR DRIVE

NORTH TONAWANDA, NEW YORK 14120

TO BE HELD ON OCTOBER 16, 2026

This Proxy Statement is furnished to shareholders by the Board of Directors of Taylor Devices, Inc. (referred to in this Proxy Statement as the "Company," "we," "us" or "our") in connection with the solicitation of proxies for use at the 2026 Annual Meeting of Shareholders (the "Annual Meeting") to be held in person at the Hyatt Place Buffalo/Amherst, 5020 Main Street, Amherst, New York, 14226 on October 16, 2026, at 11:00 a.m., Eastern Time, and at any adjournments of the Annual Meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.  This Proxy Statement and the accompanying form of proxy are being mailed to shareholders commencing on or about September 4, 2026.

If the enclosed form of proxy is properly executed and returned, the shares represented by the proxy will be voted in accordance with the proxy's instructions.  Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time prior to its use by written notice to the Corporate Secretary of the Company at 90 Taylor Drive, North Tonawanda, New York 14120, by appearing at the Annual Meeting in person and voting their shares or by submitting another duly executed proxy bearing a later date.

The Board of Directors of the Company (the "Board of Directors" or the "Board") has fixed the close of business on August 17, 2026, as the record date for determining the holders of our common stock entitled to notice of and to vote at the Annual Meeting.  On August 17, 2026, the Company had outstanding and entitled to vote a total of 3,225,365 shares of common stock.  Each outstanding share of common stock is entitled to one vote on all matters to be brought before the Annual Meeting.

For shares held in the name of a broker or other nominee, the owner may vote such shares at the Annual Meeting if the owner brings with him or her a letter from the broker or nominee confirming his or her ownership as of the record date and a legal proxy.

PROPOSAL 1

ELECTION OF DIRECTOR

General

Each year, a director or directors comprising one of the three Classes of the Board of Directors of the Company are proposed by the Board of Directors for election by the shareholders, each to serve for a three-year term, or until the election and qualification of his or her successor. The Board of Directors, acting upon the recommendation of the Nominating Committee, named Mr. Timothy J. Sopko as the nominee to be elected at this Annual Meeting.

The persons named on the enclosed form of proxy will vote all shares present at the Annual Meeting for the election of the nominee, unless a shareholder directs otherwise.  Should Mr. Sopko be unable to serve, proxies will be voted in accordance with the best judgment of the person or persons acting under such authority. The Board expects that the nominee will be able to serve if elected.

The Company believes that the nominee has professional experience in areas relevant to its strategy and operations.  The Company also believes that the nominee has other attributes necessary to guide the Company and help the Board function effectively, including high personal and professional ethics, the willingness to engage with the non-employee directors in a constructive and collaborative fashion, the ability to devote significant time to serve on the Board and also to perform his duties as Chief Executive Officer and a commitment to representing the long-term interests of the shareholders.  In addition to these attributes, in Mr. Sopko's biography set forth below, the Company has highlighted specific experience, qualifications and skills that led the Nominating Committee and the Board to conclude that Mr. Sopko should continue to serve as a director.

Class 2 Director Whose Term Will Expire in 2029, if Elected at the Annual Meeting

Timothy J. Sopko, 60, is the Company's Chief Executive Officer and has served as a director since 2020.

Mr. Sopko's business experience spans more than thirty years in aerospace (military and civil), industrial as well as commercial markets with a primary focus in the areas of engineering, product development, program management, operations, and business management.

Prior to joining Taylor Devices as CEO in April 2019, Mr. Sopko was Vice President and General Manager of Carleton Technologies Inc. (d.b.a. Cobham Mission Systems) in Orchard Park, New York, a Department of Defense contractor.  While there, he also held the positions of General Manager, Director of Engineering and Programs, Director of Engineering and Director of Business Development. Under Mr. Sopko's leadership as VP and GM, Carleton successfully grew annual sales from $110m to over $200m.

After nine years of Design Engineering and Program Management in industry (1988-1997), Mr. Sopko co-founded Comprehensive Technical Solutions Inc., which provides product design engineering services to companies across the United States as well as produces and supports a portfolio of internally funded products.

Mr. Sopko is a Mechanical Engineering graduate of The State University of New York at Buffalo where he was also a member of the University's Mechanical and Aerospace Dean's Advisory Board for over ten years. Mr. Sopko is also an inventor or co-inventor on several US Patents.  The Company believes that Mr. Sopko's knowledge and experience in various management positions within the industry make him qualified to serve as a member of the Company's Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEE.

Class 1 Directors Whose Terms Will Expire in 2027

John Burgess, 81, has served as a director since 2007 and is currently the Chairman of the Board of Directors.

Mr. Burgess gained his international strategy, manufacturing operations and organizational development expertise from his more than 40 years of experience with middle market public and privately-owned companies. Mr. Burgess served as President and CEO of Reichert, Inc. a leading provider of ophthalmic instruments, and spearheaded the acquisition of the company from Leica Microsystems in 2002, leading the company until its sale in January 2007.  Prior to the acquisition, Mr. Burgess served as President of Leica's Ophthalmic and Educational Divisions before leading the buyout of the Ophthalmic Division and formation of Reichert, Inc.

From 1996 to 1999, Mr. Burgess was COO of International Motion Controls, a $200 million diversified manufacturing firm. During his tenure there, he led a significant acquisition strategy that resulted in seven completed acquisitions and sixteen worldwide businesses in the motion control market. Previously, Mr. Burgess operated a number of companies for Moog, Inc., and Carleton Technologies, including six years as President of Moog's Japanese subsidiary, Nihon Moog K.K. located in Hiratsuka, Japan. Moog, Inc. is the global leader in electro-hydraulic servo control technology with focus on the aerospace and defense sectors. Mr. Burgess is also a former Operating Partner of Summer Street Capital Partners.

Mr. Burgess earned a Bachelor of Science in Engineering from Bath University in England, and a Master of Business Administration from Canisius College. Currently Mr. Burgess is a Director of Bird Technologies Corporation of Solon, Ohio.

As a result of the positions and experience described above, Mr. Burgess demonstrates leadership skills with his strong background in financial and accounting matters.  He serves as Chairman of the Audit Committee as well as the Audit Committee financial expert.  The Company believes that Mr. Burgess' academic background, and his experience in executive positions at a range of companies in industries related to that of the Company, qualify him to serve as a member of the Board of Directors.

F. Eric Armenat, 67, has served as a director since 2018.

Mr. Armenat has 40 years of business experience across a myriad of industries both private and public. He most recently served as the President and Chief Executive Officer of Multisorb Filtration Group which he successfully spearheaded the sale of in early 2018 from a private equity owner.  Multisorb is the world leader in the active packaging industry solving complex technical challenges in the pharmaceutical, food, and industrial markets.

From 2012 to 2016, Mr. Armenat served as President and Chief Executive Officer for several companies owned by private equity.  These companies included healthcare delivery, medical waste collection and disposal as well as active packaging. He was responsible for the successful business improvement and eventual divestiture of the companies.

From 2009 to 2012, Mr. Armenat served as Chief Operating Officer of Avox Systems (Zodiac Aerospace), a leading supplier of aircraft oxygen systems. From 1994 to 2009, he served as Vice President of Operations and then President and General Manager of Carleton Technologies (Cobham Mission Systems), a global leader of technology for the military and commercial aviation markets.  Mr. Armenat also worked as an Operations Management Consultant with Ernst and Young beginning in 1984.

Mr. Armenat earned his Bachelor of Science Degree in Industrial Engineering from Southern Illinois University and his MBA in Finance and Accounting from St. Bonaventure University. He also proudly served in the United States Air Force.

Mr. Armenat's management and industry experience enable him to provide the Board with a perspective on the Company's business, operations, and strategic issues. The Company believes that Mr. Armenat's education, positions and experience described above qualify him to serve as a member of the Board of Directors.

Class 3 Director Whose Term Will Expire in 2028

Robert M. Carey, 81, has served as a director since 2020.

Mr. Carey brings over forty-five years of experience ranging from General Management to consultative work to the Company.  He was the General Manager of the Reichert Analytical Instruments group from 2001 to 2009. The company manufactures and internationally sells a variety of analytical measurement instruments for use in medicine, food processing, and biotechnology research.

Mr. Carey was the Principal at CMA, Ltd from 1990 to 2001. CMA, Ltd provides consulting services to the manufacturing sector in the area of organization, operational change, and strategic planning. Mr. Carey was also a Partner in Decision Processes International (DPI) from 1999 to 2001. DPI is an international strategic planning consultancy working with companies of all sizes.

In 1979 Mr. Carey joined Wilson Greatbatch Ltd. (now Integer Holdings) as North American Sales Manager. Mr. Greatbatch held the patents for the implantable pacemaker. The eponymously named company is the world's leader in implantable power sources.  In 1981 Mr. Carey was named Vice President of Wilson Greatbatch and General Manager of the Electrochem Division. Electrochem manufactures and internationally sells high energy batteries used in rugged or remote environments such as space, oil and gas drilling, the military and the ocean.

He earned a Bachelor of Science in Microbiology from the State University of California, Long Beach, and a Master of Business Administration from the State University of New York at Buffalo. Mr. Carey served in the U.S. Army achieving the rank of Captain.

The Company believes that Mr. Carey's experience in strategic planning for technical manufacturing companies and his knowledge of lean manufacturing, related statistical techniques, and team-based organization structures qualify him to serve as a member of the Board of Directors.

Executive Officer

Paul M. Heary, 56, has served the Company as Chief Financial Officer since January 1, 2023.

Mr. Heary has over twenty years of experience serving in senior financial management positions for several public and privately owned middle market western New York manufacturers.  Prior to joining Taylor Devices, Mr. Heary was Chief Financial Officer of Multisorb Filtration Group, a leader in sorbent technology serving pharmaceutical, food and industrial markets, from 2016 to 2022.  At Multisorb, Mr. Heary played a key role in guiding the company through its 2018 sale from a private equity owner.  From 2006 to 2016, he was the Senior Finance Director at Carleton Technologies (d.b.a Cobham Missions Systems), a global leader in technology for the aerospace and defense market.

Mr. Heary, who joined Taylor Devices in September 2022, has BS (Accounting) and MBA degrees from The State University of New York at Buffalo and previously held certifications for public and management accounting (CPA and CMA).

CORPORATE GOVERNANCE

Board Committees and Meetings

During the fiscal year ended May 31, 2026, the Board of Directors met three times with all the Board members in attendance other than Mr. Burgess for the August 5, 2025 meeting.  All Board members traditionally attend the annual meeting of shareholders, notwithstanding that the Company does not have a policy regarding attendance.  All four Board members attended the Company's 2025 Annual Meeting of Shareholders held on October 17, 2025.

The Executive Committee, between meetings of the Board of Directors and to the extent permitted by law, exercises all the powers and authority of the Board in the management of the business of the Company.  The Executive Committee is comprised of Messrs. Carey, Burgess and Armenat and chaired by Mr. Burgess.

The Audit Committee assists the Board of Directors with its oversight of the integrity of the Company's financial statements and internal controls, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence and the performance of the Company's internal audit function and independent auditor.  The Audit Committee, comprised of Messrs. Carey, Burgess and Armenat and chaired by Mr. Burgess, is governed by an Audit Committee Charter which was adopted by the Board of Directors.  The Board of Directors has determined that Mr. Burgess is an "audit committee financial expert" as defined in Item 407(d)(5)(ii) of Regulation S-K.  The Audit Committee met five times during the fiscal year ended May 31, 2026, with all members in attendance other than Mr. Burgess for the August 5, 2025 meeting.

The Compensation Committee, comprised of Messrs. Carey, Burgess and Armenat and chaired by Mr. Armenat, reviews the compensation of the Company's executive officers, and makes recommendations in that regard to the Board as a whole.  The Compensation Committee also administers the Company's stock option plans.  The Compensation Committee met three times during the fiscal year ended May 31, 2026, with all members in attendance other than Mr. Burgess for the August 5, 2025 meeting.

The Nominating Committee, comprised of Messrs. Carey, Burgess and Armenat and chaired by Mr. Carey, is responsible for identifying and evaluating individuals qualified to become Board members and recommending to the Board candidates to stand for election or re-election as directors.  The Nominating Committee met twice during the fiscal year ended May 31, 2026, with all members in attendance.

The charters for the Company's Audit, Compensation and Nominating Committees are available online at www.taylordevices.com/investors.  Shareholders may also request a printed copy upon written request to: Mark V. McDonough, Corporate Secretary, Taylor Devices, Inc., 90 Taylor Drive, North Tonawanda, New York 14120.

Independence.  Messrs. Carey, Burgess and Armenat are independent directors within the meaning of Rule 5605 of the Nasdaq Listing Rules.

Process for Identifying and Adding New Directors

The Nominating Committee is governed by the terms of its charter with respect to the consideration and selection of nominees proposed for election to the Board of Directors, including those recommended by shareholders.

The Criteria and Procedures.

The Company strives to have a Board of Directors that will work diligently to promote the long-term interests of the Company and its shareholders.  To that end, the Nominating Committee charter sets forth certain director qualification criteria (the "Criteria") that the Nominating Committee and the Board believe are necessary for a director of the Company to possess and provides a description of the procedures to be followed when making a recommendation as to any nominee.  So long as any director nominee proposed by shareholders meets the Criteria, the Nominating Committee will consider that nominee on the same basis as other candidates. The Criteria include integrity, reputation, judgment, knowledge, independence, experience and accomplishments, board interaction, commitment, skills, and long-term commitment to service on our Board. The Committee is required to apply the Criteria to candidates recommended by a Nominating Committee member, other directors, and management, as well as to any candidate meeting the Criteria recommended by shareholders.

During the selection process, the Nominating Committee seeks to include a wide range of backgrounds and viewpoints within the Board and adheres to the Company's policy of maintaining an environment free from discrimination based upon race, color, religion, national origin, sex, age, disability, sexual preference or orientation, marital status, or any other legally protected class.  The Board strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee the Company's business.

In addition, the Board assesses annually its overall effectiveness by means of a self-evaluation process.  This evaluation includes, among other things, an assessment of the overall composition of the Board, including a discussion as to whether the Board has adequately considered diversity, among other factors, in identifying and discussing director candidates.

The Evaluation Process.

The Nominating Committee charter also describes the process for identifying and evaluating nominees for director, including those nominated by shareholders. In each instance, the Nominating Committee assesses the Board's present composition based upon the Company's current and future needs. The selection of candidates is intended to provide the Board with an appropriate balance of expertise or experience in accounting and finance, technology, management, international business, compensation, corporate governance, strategy, industry knowledge and general business matters.

Director Nominee.

The Nominating Committee recommended Mr. Timothy J. Sopko to the Board of Directors as the proposed Class 2 Director nominee to stand for election by shareholders at the Annual Meeting.

Nominees by Shareholders.

Shareholders of the Company may make their suggestions for a director nominee to the entire Board of Directors or to any individual director, by a submission directed to the Company's Corporate Secretary.  The Corporate Secretary will then forward the recommendation, together with all supporting documentation, to Mr. Carey, as Chairman of the Nominating Committee.  Supporting documentation must include a detailed background of the proposed candidate and demonstrate how the candidate meets the Criteria. The Nominating Committee applies the same standards in considering nominees submitted by shareholders as it does in evaluating all other candidates. For details regarding the shareholder director nominee process, including applicable requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and our by-laws, see the disclosure in this Proxy Statement under the heading "Shareholder Proposals and Director Nominations for the 2027 Annual Meeting."

Communicating with the Board of Directors

Although the Board of Directors does not have a formal procedure for shareholders to send communications to the Board of Directors, a shareholder may communicate with the Company at its website at www.taylordevices.com/about-us/investors. The Company will relay communications to directors if an express request to do so is included in the shareholder communication.

Insider Trading Policies and Procedures

On July 26, 2024, the Company adopted a Policy against Insider Trading (the "Insider Trading Policy"), which contains certain insider trading policies and procedures that govern the purchase, sale and other dispositions of our securities by our directors, officers, employees and agents. We believe these policies and procedures in the Insider Trading Policy are reasonably designed to promote compliance with insider trading laws, rules and regulations and the Nasdaq Listing Rules.

Code of Ethics

On August 23, 2003, the Company adopted a Code of Business Ethics and Standards of Conduct (the "Code"), which is a compilation of written standards reasonably designed to deter wrongdoing and promote honest and ethical conduct.  Code requirements include, among others, the preparation of full, fair, timely and understandable disclosure in documents that the Company files with and submits to the SEC; compliance with governmental laws, rules and regulations; prompt internal reporting of violations to the Code; and accountability for adherence to the Code.  There have been no amendments to the Code since its adoption, and it was re-adopted by the Board of Directors on March 12, 2020. A copy of the Code is available online at www.taylordevices.com/investors.

Board Leadership Structure

Subsequent to the retirement of Douglas P. Taylor on May 31, 2018, the Board of Directors appointed long-time independent director John Burgess as Chairman of the Board.  The Board also appointed Timothy J. Sopko as Chief Executive Officer in April 2019.  The Board believes that this is the most effective leadership structure for the Company and is in the best interests of its shareholders. The Board believes that Messrs. Burgess and Sopko are best suited to serve in their respective roles because their collective knowledge and experience within the industry will allow them to identify strategic priorities and opportunities, and thus more effectively execute the Company's strategy and achieve long-term success.

Board Risk Oversight

Risk management is primarily the responsibility of the Company's management; however, the Board has responsibility for overseeing management's identification and management of those risks. The Board considers risks in making significant business decisions and as part of the Company's overall business strategy. The Board and its committees, as appropriate, discuss and receive periodic updates from senior management regarding significant risks, if any, to the Company in connection with the annual review of the Company's business plan and its review of budgets, strategy, and major transactions.

Each Board committee assists the Board in overseeing management of the Company's risks within the areas delegated to that committee, and is tasked with reporting to the full Board, as appropriate. The Audit Committee is responsible for risks relating to its review of the Company's financial statements and financial reporting processes, the evaluation of the effectiveness of internal control over financial reporting, and compliance with legal and regulatory requirements. The Compensation Committee is responsible for monitoring risks associated with the design and administration of the Company's compensation programs. The Nominating Committee oversees risk as it relates to the Company's director selection processes. Each committee has full access to management.  In addition, the Audit Committee meets regularly with the Company's independent auditors.

Report of the Audit Committee for the Fiscal Year Ended May 31, 2026

The information contained in this Audit Committee Report shall not be deemed to be soliciting material or deemed to be filed with or incorporated by reference in filings with the U.S. Securities and Exchange Commission ("SEC"), or subject to the liabilities of Section 18 of the Exchange Act.

As required by the terms of the Audit Committee Charter, the undersigned members of the Audit Committee have:

1.	Reviewed and discussed the Company's audited financial statements with management of the Company;
2.

Reviewed and discussed with Lumsden & McCormick, LLP the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standards No. 16 (Communication with Audit Committees);

3.

Received the written disclosures and the letter from Lumsden & McCormick, LLP, as required by the Public Company Accounting Oversight Board, regarding Lumsden & McCormick, LLP's communications with the Audit Committee concerning independence, and has discussed with Lumsden & McCormick, LLP its independence; and

4.

Based on the foregoing, the Audit Committee has recommended to the Company's Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended May 31, 2026 for filing with the SEC.

Respectfully submitted, John Burgess, Chairman F. Eric Armenat Robert M. Carey

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Director Compensation – Fiscal Year Ended May 31, 2026

For the fiscal year ended May 31, 2026, Mr. Burgess, the Chairman of the Board of Directors, received an $11,000 quarterly retainer fee, and Messrs. Armenat and Carey, the other two non-employee members of the Board of Directors, each received a $7,000 quarterly retainer fee.

The Audit Committee meets independently of the Board of Directors not less than five times each year.  For the fiscal year ended May 31, 2026, each committee member received a fee of $2,000 per committee meeting.

The Nominating Committee meets independently of the Board of Directors not less than twice a year.  For the fiscal year ended May 31, 2026, each committee member received a fee of $1,000 per committee meeting.

The Compensation Committee meets independently of the Board of Directors not less than twice a year.  For the fiscal year ended May 31, 2026, each committee member received a fee of $1,000 per committee meeting.

Policies and Practices Related to the Timing of Grants of Certain Equity Awards

Pursuant to the formula set forth in the 2025 Taylor Devices, Inc. Stock Option Plan (the "2025 Plan"), on April 18, 2026, the fixed date of the grant, each director and the Company's Chief Financial Officer were granted options to purchase 7,000 shares of the Company's common stock.  The exercise price was $56.43, which, under the terms of the 2025 Plan, was the fair market value for a share of common stock on April 17, 2026, the last trading day immediately preceding the date of grant. These options were granted pursuant to a predetermined schedule, and neither the Board of Directors nor the Compensation Committee took material nonpublic information into account when determining the timing and terms of our option awards, and the Company does not purposely accelerate or delay the public release of material information for the purpose of affecting the value of its option awards. It is the Company's practice to issue option grants to our non-executive officer employees at the discretion of the Board, and these option grants typically occur in October of each year. Except as disclosed herein, we have no policies or practices to disclose pursuant to Item 402(x) of Regulation S-K.

Director Compensation Table

The following table provides the compensation of the Company's non-employee directors for the fiscal year ended May 31, 2026:

Name	Fees earned or paid in cash ($)	Option awards ($)(1)	Total ($)
John Burgess	$56,000	$162,832	$218,832
F. Eric Armenat	$43,000	$162,832	$205,832
Robert M. Carey	$43,000	$162,832	$205,832

(1) Assumptions made in the valuation of option awards are described in Note 13, "Stock Option Plans," to the Company's Consolidated Financial Statements included in the Company's Annual Report to Shareholders accompanying this Proxy Statement. Mr. Burgess, Mr. Armenat and Mr. Carey had an aggregate of 58,000, 38,000 and 28,000 option awards outstanding as of May 31, 2026, respectively.

EXECUTIVE COMPENSATION

Overview of Compensation Program

The primary purpose of the Compensation Committee is to annually review and approve the Company's overall compensation philosophy and establish corporate goals and objectives consistent with that philosophy.

Duties and Responsibilities

In keeping with its primary purpose, the Compensation Committee annually evaluates the performance of the Company's executive officers, determines and approves the compensation of the CEO, including individual elements of salary, bonus, supplemental retirement, incentive and equity compensation, and determines and approves executive officer (non-CEO) compensation, incentive compensation plans and equity-based plans.  In its deliberations, the Compensation Committee considers Company performance, compensation at comparable companies, past years' compensation to the Company's executive officers and other relevant factors.

Summary Compensation Table

The following table sets forth compensation paid to or earned by the Company's Chief Executive Officer and Chief Financial Officer (our "Named Executive Officers" or "NEOs") for fiscal years 2026 and 2025.

Name and principal position	Year	Salary ($)	Bonus ($)(1)	Option awards ($)(2)	All other compensation ($)(3)	Total ($)
Timothy J. Sopko Chief Executive Officer	2026 2025	$329,600 $320,000	$- $203,000	$162,832 $79,980	$26,594 $28,716	$519,026 $631,696
Paul M Heary Chief Financial Officer	2026 2025	$245,140 $238,000	$- $150,981	$162,832 $79,980	$14,422 $15,122	$422,394 $484,083

(1) Pursuant to its Management Bonus Policy, for the fiscal year ended May 31, 2026, the Company did not pay bonuses to the executive officers named in the Summary Compensation Table above.  Under the policy, the Compensation Committee may approve payment for performance based on an amount, calculated in the aggregate for all participants, and of no more than 15% of net income of the Company for the fiscal year then ended.

(2) Option awards include 7,000 options awarded to Mr. Sopko in 2026 and 2025 and 7,000 options awarded to Mr. Heary in 2026 and 2025.  See also the information in this Proxy Statement under the heading "Security Ownership of Certain Beneficial Owners and Management." Assumptions made in the valuation of option awards are described in Note 13, "Stock Option Plans," to the Company's Consolidated Financial Statements included in the Company's Annual Report to Shareholders accompanying this Proxy Statement.

(3) For each fiscal year, amounts for Messrs. Sopko and Heary include a Company match to the Company's 401(k) plan.  For Mr. Sopko, this number also includes a car allowance for each fiscal year.

Outstanding Equity Awards as of May 31, 2026

The following table sets forth information regarding unexercised stock options held by the Company's Named Executive Officers.

Name	Number of securities underlying unexercised options (#) exercisable	Option exercise price($)	Option expiration date
Timothy J. Sopko	5,000 5,000 5,000 7,000 7,000 7,000 7,000	$ 9.8500 $11.9500 $ 9.5250 $19.9550 $46.9926 $30.5500 $56.4300	04/18/30 04/22/31 04/18/32 04/18/33 04/18/34 04/18/35 04/18/36
Paul M. Heary	7,000 7,000 7,000 7,000	$19.9550 $46.9926 $30.5500 $56.4300	04/18/33 04/18/34 04/18/35 04/18/36

Pay versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial and operational performance of the Company.

The Compensation Committee did not consider the pay versus performance disclosure when making its compensation decisions for the 2026 fiscal year.  As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial and operational performance of the Company for each of the last three completed fiscal years.

The table below summarizes compensation values reported in our Summary Compensation Table, as well as the adjusted values required in this section for the fiscal years ended May 31, 2026, 2025 and 2024.

Pay versus Performance Tables

	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return ($)	Net Income ($)
2026	$519,026	$519,026	$422,394	$422,394	$277	$8,563,675
2025	$631,696	$631,696	$488,334	$488,334	$199	$9,413,136
2024	$755,904	$755,904	$614,489	$614,489	$266	$8,998,762

(1) Mr. Sopko was our principal executive officer ("PEO") for the fiscal years ended May 31, 2026, 2025 and 2024.

(2) The non-PEO named executive officers for whom the average compensation is presented in these tables are Alan R. Klembczyk and Paul M. Heary.

	2026 PEO ($)	2025 PEO ($)	2024 PEO ($)	2026 Non-PEO Named Executive Officers ($)	2025 Non-PEO Named Executive Officers ($)	2024 Non-PEO Named Executive Officers ($)
Total Compensation from Summary Compensation Table	$519,026	$631,696	$755,904	$422,394	$488,334	$614,489
Subtract: Grant date fair value or equity awards granted during the covered year	$(162,832)	$(79,980)	$(121,433)	$(162,832)	$(79,980)	$(121,433)
Add: Fair value as of end of covered year of equity awards granted during covered year that were outstanding and unvested as of end of covered year	-	-	-	-	-	-
Add: Change in fair value from end or prior year to end of current year for equity awards granted in prior years that were outstanding and unvested at end of current year	-	-	-	-	-	-
Add: Fair value as of vesting date of equity awards that were granted and vested in same year	$162,832	$79,980	$121,433	$162,832	$79,980	$121,433
Add: Change in fair value from end of prior year to vesting date of equity awards granted in prior years that vested in covered year	-	-	-	-	-	-
Subtract: Fair value at end of prior year of equity awards granted in prior years that failed to vest (forfeited) in covered year	-	-	-	-	-	-
Add: Dollar amount of dividends or other earnings paid on equity awards in covered year prior to vesting date that are not included in total compensation for covered year	-	-	-	-	-	-
Compensation actually paid	$519,026	$631,696	$755,904	$422,394	$488,334	$614,489

Charts of Compensation Actually Paid ("CAP") Versus Performance Metrics

The chart below illustrates the relationship between the PEO and average non-PEO NEO CAP amounts and the Company's total shareholder return ("TSR") during fiscal years 2024, 2025 and 2026.

The chart below illustrates the relationship between the PEO and Non-PEO NEO CAP amounts and the Company's net income during fiscal years 2024, 2025 and 2026.

Employment and Change in Control Agreements

As of August 9, 2021, Mr. Sopko and as of September 11, 2023, Mr. Heary (each, an "Executive") entered into Employment Agreements with the Company (together, the "Employment Agreements").  By their terms, the Employment Agreements will automatically renew each year after the date of this agreement (the "Initial Term") provided however, that either party may elect not to renew the Employment Agreement for any Renewal Period by providing 90 days written notice of such election prior to the end of the Initial Term or any Renewal Period.  The Company may terminate the employment of an Executive in its absolute discretion, without Cause (as defined in the applicable Agreement), and for any reason.  The Executive may terminate their respective Employment Agreement and his employment at any time and for Good Reason (as defined in the applicable Employment Agreement).

Each Agreement provides for the payment of a severance package of (i) the continuation of the Executive's base salary for a period of 12 months and (ii) if, the Executive makes a valid election pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA) for continuation of health insurance under the applicable Company plan, reimbursement of premiums for such coverage for a period of up to 12 months.  If the Agreement is not renewed by the Executive, no severance package shall be paid.  If the Agreement is not renewed by the Company, the Executive is entitled to the severance package.  Each Executive has agreed to a non-competition clause for 12 months after termination of employment with the Company, in any location where the Company has made sales within the five years preceding termination.

Under the Employment Agreements, the Company agreed to pay Messrs. Sopko and Heary annual base salaries, which are subject to increase at the discretion of the Board, and each is eligible for an incentive bonus based on Company performance as approved by the Board of Directors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of August 17, 2026, with respect to (i) each of the Company's directors and its nominee for director, (ii) each Named Executive Officer and (iii) all the directors and executive officers as a group. All information is based solely upon ownership filings made by such persons with the SEC, or upon information provided by such persons to the Company. The business address of each of the executive officers and directors is 90 Taylor Drive, North Tonawanda, New York 14120.

Name of Beneficial Owner	Number of Shares	Percentage of Common Stock Owned

Wax Asset Management, LLC (1)	297,666 (1)	9.23

BlackRock, Inc. (2)	177,884 (2)	5.52
Vanguard Capital Management (3)	166,333 (3)	5.16

Management	Number of Shares		Percentage of Common Stock Owned

John Burgess	101,426	(4)	2.97

Timothy J. Sopko	53,000	(4)	1.55

F. Eric Armenat	38,000	(4)	1.11

Paul M. Heary	36,820	(4)	1.08

Robert M. Carey	35,721	(4)	1.04

All of the Directors and Executive Officers as a group	264,967		7.75

(1)

Information based on Wax Asset Management, LLC's most recently filed Schedule 13G/A, which Wax Asset Management, LLC filed with the SEC on February 13, 2026. Based solely upon information in this Schedule 13G/A, Wax Asset Management, LLC has sole voting power and sole dispositive power with respect to 297,666 shares of common stock. The stated business address of Wax Asset Management, LLC is 44 Cherry Lane, Madison, Connecticut 06443.

(2)

Information based on BlackRock, Inc.'s most recently filed Schedule 13G, which BlackRock, Inc. filed with the SEC on July 30, 2026. Based solely upon information in this Schedule 13G, BlackRock, Inc. has sole voting power with respect to 175,070 shares of common stock and sole dispositive power with respect to 177,884 shares of common stock. The stated business address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

(3)

Information based on Vanguard Capital Management's most recently filed Schedule 13G, which Vanguard Capital Management filed with the SEC on July 31, 2026. Based solely upon information in this Schedule 13G, Vanguard Capital Management has sole voting power with respect to 21,447 shares of common stock and sole dispositive power with respect to 166,333 shares of common stock. The stated business address of Vanguard Capital Management is 100 Vanguard Boulevard, Malvern, Pennsylvania, 19355.

(4)

Includes options granted to directors and officers which have not been exercised, held as follows: 58,000 by Mr. Burgess, 43,000 by Mr. Sopko, 38,000 by Mr. Armenat, 28,000 by Mr. Carey and 28,000 by Mr. Heary.

Indemnification Insurance for Directors and Officers

On August 23, 2026, the Company purchased a director and officer indemnification insurance policy written by the Cincinnati Insurance Company.  The renewal was for a one-year period at an annual premium of $54,824.  The policy provides indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company for claimed liability arising out of his conduct in such capacities.  No payments or claims for indemnification or expenses have been made under any directors' and officers' insurance policies purchased by the Company.

The Company has entered into Indemnity Agreements with its directors and certain officers.  Although the Company's by-laws and the New York Business Corporation Law (the "BCL") authorize the Company to indemnify directors and officers, neither require the directors and officers to be indemnified during the pendency of litigation or specify the times at which the Company is obligated to reimburse an indemnified person for expenses.  The Indemnity Agreements provide that the Company will advance litigation expenses to the person indemnified while the action is pending, upon the indemnified person's assurance (as required by the BCL) that the advance will be returned if the indemnified person is ultimately found not to be entitled to it.

Equity Compensation Plan Information

The following table sets forth information regarding equity compensation plans of the Company as of May 31, 2026.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2015 Stock Option Plan 2018 Stock Option Plan 2022 Stock Option Plan 2025 Stock Option Plan	30,500 86,000 188,095 77,850	$11.88 $10.89 $32.73 $49.56	- - - 232,350
Equity compensation plans not approved by security holders
2004 Employee Stock Purchase Plan (1)	-	-	215,748
Total	382,445		448,098

(1)

The Company's 2004 Employee Stock Purchase Plan permits eligible employees to purchase shares of the Company's common stock at fair market value through payroll deductions and without brokers' fees.  Such purchases are without any contribution on the part of the Company.

TRANSACTIONS WITH RELATED PERSONS

For the fiscal year ended May 31, 2026, there were no related or affiliated third-party transactions that were required to be disclosed pursuant to Item 404 of Regulation S-K.

BOARD COMPOSITION

The Board of Directors believes that the present size of the Board, consisting of four directors, is appropriate given the size and operations of the Company. The Board believes that its present members possess skills and experience that are valuable to the Company. The Board believes that the increased costs of adding additional directors outweighs any benefits. Consequently, the Board considers its present make-up to be appropriate for the Company at this time and in the best interests of shareholders.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee engaged Lumsden & McCormick, LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2027.  Although the Audit Committee is not required to do so, it is submitting its engagement of Lumsden & McCormick, LLP for ratification to the Annual Meeting in order to ascertain the views of the shareholders.  The Audit Committee will not be bound by the vote of the shareholders; however, if the proposed selection is not ratified, the Audit Committee will revisit its engagement decision.

A representative of Lumsden & McCormick, LLP will be present at the Annual Meeting, will be available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.

The Audit Committee approves all professional services, including tax related services, provided to the Company by Lumsden & McCormick, LLP.  Regarding "Audit and Audit-Related" services, the Committee reviews the annual audit plan and approves the estimated audit budget in advance.  The aggregate fees billed by Lumsden & McCormick, LLP for professional services to the Company were $174,000 and $138,000 for the fiscal years ended May 31, 2026 and 2025, respectively.

Audit Fees

The aggregate fees billed by Lumsden & McCormick, LLP for professional services rendered in connection with the audit of the Company's annual financial statements, the review of the Company's quarterly financial statements and services that are normally provided in connection with statutory and regulatory filings or engagements were $137,000 and $113,000 for the fiscal years ended May 31, 2026 and 2025, respectively.

Audit-Related Fees

The aggregate fees billed by Lumsden & McCormick, LLP for professional assurance and related services reasonably related to the performance of the audit of the Company's financial statements, but not included under Audit Fees, were $16,000 and $6,000 for the fiscal years ended May 31, 2026 and 2025, respectively.

Tax Fees

The aggregate fees billed by Lumsden & McCormick, LLP for professional services for tax compliance, tax advice and tax planning were $21,000 and $19,000 for the fiscal years ended May 31, 2026 and 2025, respectively.

All Other Fees

There were no aggregate fees billed by Lumsden & McCormick, LLP for other professional services for the fiscal years ended 2026 and 2025.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent auditor.  The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services.  Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF LUMSDEN & MCCORMICK, LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MAY 31, 2027.

PROPOSAL 3

ADVISORY, NON-BINDING VOTE ON THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act requires the Company to periodically provide a non-binding shareholder vote on our executive compensation. The shareholders of the Company are entitled to vote at the Annual Meeting to approve the compensation of the Company's named executive officers, as disclosed in the executive compensation tables and the accompanying narrative disclosure set forth in the "Executive Compensation" section of this Proxy Statement.  The shareholder vote on executive compensation is an advisory vote only, and it is not binding on the Company.  Although the vote is non-binding, the Compensation Committee and the Board value the opinions of the shareholders and will consider the outcome of the vote when making future compensation decisions.

This vote is not intended to address any specific item of compensation but rather the overall compensation of the Company's named executive officers and its compensation practices, as disclosed under the "Executive Compensation" section of this Proxy Statement.  Shareholders are asked to vote to approve the following resolution:

"RESOLVED, that the shareholders of Taylor Devices, Inc. (the "Company") hereby approve, on an advisory, non-binding basis, the compensation paid to the Company's named executive officers, as disclosed in the Proxy Statement for the Company's 2026 annual meeting of shareholders pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission."

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.

GENERAL INFORMATION

Voting

Under the New York Business Corporation Law ("BCL") and the Company's by-laws, the presence, in person or by proxy, of a majority of the outstanding common shares entitled to vote is necessary to constitute a quorum of the shareholders to take action at the Annual Meeting.  The shares which are present or represented by a proxy will be counted for quorum purposes regardless of whether or not a broker with discretionary authority fails to exercise discretionary voting authority (a "broker non-vote") with respect to any particular matter.

Under our by-laws, a nominee standing for election must be elected by a plurality of votes cast at the Annual Meeting, and if elected, serve in the Class of directors to which he or she is elected.  A plurality of votes cast means that the director nominees receiving the most "FOR" votes are elected as directors until all open seats are filled.  As there is only one director nominee standing for election at the Annual Meeting, any one "FOR" vote will result in Mr. Sopko being elected a Class 2 director. Broker non-votes and "WITHHOLD AUTHORITY" votes will have no effect on the election of Mr. Sopko.

Any other action properly brought before the Annual Meeting, including Proposal 2, the ratification of the appointment of Lumsden & McCormick, LLP as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2027, and Proposal 3, the advisory, non-binding vote on the compensation of the Company's named executive officers, requires a majority of the votes cast at the meeting by shareholders entitled to vote. A majority of votes cast means the number of votes cast "FOR" the proposal exceeds the number of votes cast "AGAINST" the proposal.

If you do not provide voting instructions to your bank, broker or other nominee, they may only vote on "routine" matters at the Annual Meeting. The only "routine" matter expected to be addressed at the Annual Meeting is Proposal 2. We do not expect any broker non-votes in connection with Proposal 2, and abstentions will have no effect on Proposal 2. Abstentions and broker non-votes will have no effect on Proposal 3.

For voting purposes, all proxies marked "for," "against," "abstain," or "withhold authority" will be counted in accordance with such instruction as to each item.

Expenses

The expenses of this solicitation, including the costs of preparing and mailing this Proxy Statement and accompanying material, will be borne by the Company.  The Company has retained the services of Regan & Associates, Inc. if needed to assist in the solicitation of proxies under a contract providing for the payment of $8,500, plus out-of-pocket expenses.  In addition to solicitation by mail, Regan & Associates, Inc. and regular employees of the Company may solicit proxies in person, by mail or by telephone, but no employee of the Company will receive any compensation for solicitation activities in addition to his or her regular compensation.  Expenses may also include the charges and expenses of brokerage houses, nominees, custodians and fiduciaries for forwarding proxies and proxy materials to beneficial owners of shares.

Shareholder Proposals and Director Nominations for the 2027 Annual Meeting

Proposals of shareholders intended to be included in our proxy materials for presentation at our 2027 annual meeting of shareholders (the "2027 Annual Meeting") in accordance with Rule 14a-8 under the Exchange Act must be received by the Corporate Secretary of the Company at our principal executive offices no later than May 7, 2026, which is 120 days prior to September 4, 2027, the one-year anniversary of the mailing of our 2026 proxy statement.

Shareholders wishing to propose a matter for consideration at the 2027 Annual Meeting, but not to include the matter in our proxy materials, must follow the advance notice procedures set forth in Section 11 and Section 12 of the Company's by-laws, a copy of which is available upon written request to: Mark V. McDonough, Corporate Secretary, Taylor Devices, Inc., 90 Taylor Drive, North Tonawanda, New York 14120. Under our by-laws, the Company must receive notice of the business that is not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 not less than thirty (30) days before the date of the 2027 Annual Meeting, among other requirements. These specified procedures also apply to shareholder nominations for directors.

To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company's nominee must comply with and provide the information required by Rule 14a-19 under the Exchange Act to the Company's Corporate Secretary at the forementioned address no later than August 17, 2027, assuming that the Annual Meeting is held on schedule.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company's executive officers, directors, and beneficial owners of more than 10 percent of the Company's common stock to file initial reports of ownership and reports of changes of ownership of the Company's common stock with the SEC and the Company.  To our knowledge, based solely on a review of Forms 3, 4, and 5 and amendments thereto furnished to us, all filing requirements applicable to our executive officers, directors and 10 percent beneficial owners under Section 16(a) of the Exchange Act were satisfied timely during the fiscal year ended May 31, 2026.

Director and Officer Derivative Trading and Hedging Policy

The Company has adopted our Insider Trading Policy that prohibits those subject to the policy, including our directors, officers and employees, from hedging transactions and derivative trading involving the Company's securities.

Financial and Other Information

The financial statements of the Company for the fiscal year ended May 31, 2026, are contained in the Company's 2026 Annual Report which accompanies this Proxy Statement.

OTHER MATTERS

The Board of Directors knows of no other matters to be voted upon at the Annual Meeting.  If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote on such matters in accordance with their judgment.

By Order of the Board of Directors

Dated:	September 4, 2026	Mark V. McDonough
	North Tonawanda, New York	Corporate Secretary

[THIS PAGE INTENTIONALLY LEFT BLANK]

TAYLOR DEVICES, INC.
ATTN: TIMOTHY J. SOPKO
90 TAYLOR DRIVE
NORTH TONAWANDA, NY 14120

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on October 15, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on October 15, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T02305-P56025 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TAYLOR DEVICES, INC.

The Board of Directors recommends you vote FOR Proposal 1:

1. Election of one Class 2 Director for a three year term to expire in 2029.

Nominee:	**For**	**Withhold Authority**
1a. Timothy J. Sopko	☐	☐

The Board of Directors recommends you vote FOR Proposals 2 and 3:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	**No**
Please indicate if you plan to attend the Annual meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date